EXHIBIT 99

 For Further Information Contact:
 Steve Khoshabe, Chief Executive Officer, United Financial Mortgage Corp., 815 Commerce Drive, Suite 100, Oak Brook, IL 60523, (630) 571-7222, Fax:
 (630) 571-2623, sk@ufmc.com, www.ufmc.com

 Dave Gentry, Aurelius Consulting Group, Inc. 200 St. Andrews Boulevard, Suite 1808, Winter Park, FL 32792, (407) 644-4256, Fax: (407) 644-0758,
 Aurelius@cfl.rr.com, www.runonideas.com


 FOR IMMEDIATE RELEASE:


  United Financial Mortgage Corp.  Reports Record Revenues and Earnings for
                                 Fiscal 2003

 Oak Brook, IL, July 24th, 2003 -- United Financial Mortgage Corp. (Amex: UFM or "the Company") announced today record revenue and earnings for the fourth quarter and twelve months ended April 30th, 2003.

 Fourth Quarter Results

 Revenues for the quarter ended April 30, 2003, increased 226% to $18,285,746 from $5,601,219 for the quarter ended April 30, 2002. Net income for the period was $1,801,094 or $0.45 per diluted share compared to a loss of $0.11 per diluted share for the corresponding period last year.

 Twelve Months Results

 Revenues for the twelve months ended April 30, 2003 increased 127% to $51,291,618 from $22,607,274 for the period ending April 30, 2002. Twelve-month net income rose 341% to $4,657,616 or $1.16 per diluted share as compared to $1,056,773 or $.26 per diluted share for fiscal year 2002.

 Steve Khoshabe, President and CEO of UFM, stated, "Fiscal 2003 was a period of significant accomplishment for the Company. Our record loan volume, fueled by a favorable interest environment and the consistent implementation of our growth strategy, were important factors in our record earnings and revenue growth."

 Khoshabe added, "Although there has been a recent rise in interest rates, it is important to remember that the residential mortgage market is the largest consumer finance market in the United States. Still at record levels, the market for mortgage loan origination volume is estimated to reach between $3.3 and $3.7 trillion in calendar year 2003.

 With our balanced approach of expanding our branch office network and increasing our servicing portfolio, we believe we are well positioned, both in a flat and rising interest rate environment, for continued growth in fiscal 2004."

 The Company increased its loan originations from $858 million for the fiscal year ended April 30, 2002 to $1.96 billion for the fiscal year ended April 30, 2003. The loan servicing portfolio increased by $419.1 million, from $107.2 million for the period ended April 30, 2002, to $526.2 million for the period ended April 30, 2003. As a result of this increase, loan servicing income increased by $166,209, or 82.2%.


 About United Financial Mortgage

 United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.

 This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.


                        -- FINANCIAL TABLES FOLLOW --

                       UNITED FINANCIAL MORTGAGE CORP.
                                BALANCE SHEETS
                            April 30, 2003 and 2002
 ----------------------------------------------------------------------------

                                                       2003           2002
                                                   -----------    -----------
 ASSETS
   Cash and due from other financial institutions $ 1,541,445 $ 1,794,254 Interest-bearing deposits in other financial
     institutions                                    6,371,979      4,411,951
                                                   -----------    -----------
      Total cash and cash equivalents                7,913,424      6,206,205

   Restricted cash                                     745,039              -
   Certificates of deposit                           1,227,451      1,221,835
   Loans held for sale                             154,734,980     51,417,233
   Notes receivable - related parties                   53,984         80,647
   Mortgage servicing rights, net                    4,735,490      1,339,698
   Leasehold improvements and equipment, net           592,516        298,080
   Prepaid expenses and other assets                   947,475      1,401,634
                                                   -----------    -----------
      Total assets                                $170,950,359   $ 61,965,332
                                                   ===========    ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities
   Warehouse lines of credit                      $151,473,234   $ 50,209,562
   Note payable                                        350,000        369,836
   Accrued expenses and other liabilities            6,247,075      3,088,371
                                                   -----------    -----------
      Total liabilities                            158,070,309     53,667,769

 Stockholders' equity
 Preferred stock, 5,000,000 authorized, no par
   value, Series A redeemable shares, 63 issued
   and outstanding at April 30, 2003 and 2002
   (aggregate liquidation preference of $315,000)      315,000        315,000
 Common stock, no par value, 20,000,000 shares
   authorized, 4,095,229 shares issued at
   April 30, 2003 and 4,095,029 shares issued
   at April 30, 2002                                 6,634,403      6,633,903
 Retained earnings                                   6,252,237      1,594,621
 Treasury stock, 176,700 shares at April 30, 2003
   and 149,580 shares at April 30, 2002, at cost      (321,590)      (245,961)
                                                   -----------    -----------
      Total stockholders' equity                    12,880,050      8,297,563
                                                   -----------    -----------
      Total liabilities and stockholders' equity  $170,950,359   $ 61,965,332
                                                   ===========    ===========

                       UNITED FINANCIAL MORTGAGE CORP.
                             STATEMENTS OF INCOME
                     Years ended April 30, 2003 and 2002


                                                       2003           2002
                                                   -----------    -----------
 Revenues
   Gain on sale of loans, net                     $ 45,316,255   $ 18,720,136
   Loan servicing income, net                          368,336        202,127
   Interest income                                   5,449,380      3,685,011
   Other income                                        157,647              -
                                                   -----------    -----------
      Total revenues                                51,291,618     22,607,274

 Expenses
   Salaries and commissions                         34,736,981     13,002,563
   Selling and administrative                        5,866,086      4,804,329
   Interest expense                                  2,686,621      2,362,696
   Depreciation                                        171,545        135,025
                                                   -----------    -----------
      Total expenses                                43,461,233     20,304,613

 Income before income taxes
   and cumulative effect of change
   in accounting principle                           7,830,385      2,302,661

 Income taxes                                        3,221,090      1,207,388
                                                   -----------    -----------
 Income before cumulative effect
   of change in accounting principle                 4,609,295      1,095,273

 Cumulative effect of change in
   accounting principle, net of tax                     86,821              -
                                                   -----------    -----------
 Net income                                          4,696,116      1,095,273

 Preferred stock dividends                              38,500         38,500
                                                   -----------    -----------
 Net income for common stockholders               $  4,657,616   $  1,056,773
                                                   ===========    ===========

 Basic earnings per common share
   before cumulative effect of change
   in accounting principle                        $       1.16   $        .26

 Per share cumulative effect of a
   change in accounting principle                          .02              -
                                                   -----------    -----------
 Basic earnings per share                         $       1.18   $        .26
                                                   ===========    ===========

 Diluted earnings per common share
   before cumulative effect of change
   in accounting principle                        $       1.14   $        .26

 Per share cumulative effect of a
   change in accounting principle                          .02              -
                                                   -----------    -----------
 Diluted earnings per common share                $       1.16   $        .26
                                                   ===========    ===========